December 4, 2018

Canadian Pacific breaks more grain records; sets new carload record for shipments to Port of Vancouver in November

Calgary, Alta. – Canadian Pacific (TSX:CP) (NYSE:CP) is proud to announce that November 2018 was another very strong month for the movement of Canadian grain. The company has broken its previous record for carloads of Western Canadian grain and grain products shipped to the Port of Vancouver in a single month. In November, more than 17,150 carloads of Canadian grain and grain products were shipped on CP to Vancouver, a total of 1.54 million metric tonnes (MMT).

“CP’s operations team continues to deliver for our customers day after day. Vancouver is a key outlet for Canadian grain to move to export markets, and is a very important corridor for our customers,” said Joan Hardy, CP Vice-President Sales and Marketing – Grain and Fertilizers. “This record is a testament to the dedication we have to providing service to our customers, and showcases the incredible momentum we have as a company. Once again, our operating model is showing its power.”

Last month CP announced that October 2018 was the company’s best month ever for shipment of grain and grain products, moving 2.64 MMT to all destinations. Overall, CP’s November grain and grain products shipments were very strong at 2.50 MMT. Since the fall harvest push started in September, CP has moved 2 percent more grain and grain products than the same period last year.

“Working in close collaboration with farmers, producers, ports and the entire grain supply chain, we continue to deliver for Canada’s agriculture sector,” said Hardy.

Note on forward-looking information
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to CP's plans and expectations with respect to transporting grain in the 2018/2019 crop year, capital investment, including with respect to CP's locomotive and grain hopper fleet, the implementation and results of CP's sales and marketing, operations and technology initiatives (including hiring and training new employees and CP’s plans to purchase new hopper cars over the next four years) as well as the Company's operations, priorities and plans, anticipated performance, business prospects, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Salem Woodrow
204-934-4255
Salem_Woodrow@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca